Exhibit 99.1

Viveve Announces the Launch of its New Website

The New Website Offers Extensive Resources and an Enhanced User Experience

SUNNYVALE, California—November 19, 2014 – Viveve Medical, Inc. (VIVMF) (“Viveve”), the parent company to Viveve, Inc., a company focused on women’s health, today announced that it unveiled its new website www.viveve.com. The site now offers a clean, modern design, easy-to-navigate functionality, and a content-rich experience.

According to Patricia Scheller, CEO of Viveve, “The fresh, new look of the website provides quick and intuitive access to information about vaginal laxity and its treatment. The site enhancements are designed to provide a superior and informative user experience for our visitors.”

Simplified site navigation and enhanced content make it quick and easy for the visitor to find the appropriate information. Other new website features include:

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A comprehensive compilation of clinical information and publications from peer-reviewed medical journals, abstracts, presentations and white papers describing the condition of vaginal laxity and its treatment using the Viveve® System

●	Overview of the Viveve Treatment, including an animated video of the procedure and the results of clinical studies conducted with the Viveve System

●	Testimonials from physicians knowledgeable about vaginal laxity and women who have been treated with the Viveve System

●	The location of physicians and clinics offering the Viveve Treatment

●	A convenient form to request information about Viveve and its product, as well as customer service, career or distribution information

●	Viveve news and events, including a schedule of upcoming medical conferences at which Viveve is planning to participate

Viveve engaged BrewLife, a W2 Group Company, to design and develop the new website.

About Viveve

Viveve, Inc., the operating subsidiary of Viveve Medical, Inc., is a women’s health company passionately committed to advancing new solutions to improve women’s overall well-being and quality of life. The company’s lead product, the Viveve® System, is a non-surgical, non-ablative medical device that remodels collagen and restores tissue. The Viveve System treats the condition of vaginal laxity, which is the result of the over-stretching of tissue during childbirth that can result in a decrease in physical sensation and sexual satisfaction. Physician surveys indicate that vaginal laxity is the number one post-delivery physical change for women, being more prevalent than weight gain, urinary incontinence or stretch marks. The Viveve Treatment uses patented, reverse-thermal gradient radiofrequency technology to tighten the tissues of the vaginal introitus (opening) and requires only a 30-minute out-patient treatment in a physician’s office. The Viveve System has received regulatory approval in Europe, Canada and Hong Kong and is available through physician import license in Japan. It is currently not available for sale in the U.S. For more information, please visit Viveve’s website at www.viveve.com.

Safe Harbor Statement

All statements in this press release that are not based on historical fact are “forward-looking statements”. While management has based any forward-looking statements included in this press release on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties and other factors, many of which are outside of our control, which could cause actual results to materially differ from such statements. Such risks, uncertainties, and other factors include, but are not limited to, the fluctuation of global economic conditions, the performance of management and our employees, our ability to obtain financing, competition, general economic conditions and other factors that are to be detailed in our periodic and current reports and registration statements available for review at www.sec.gov. Furthermore, we operate in a highly competitive and rapidly changing environment where new and unanticipated risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. We disclaim any intention to, and undertake no obligation to, update or revise forward-looking statements to reflect events or circumstances that subsequently occur or of which we hereafter become aware.

Viveve is a registered trademark of Viveve, Inc.

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